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                                                                      EXHIBIT 16
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549-1004


ATTN: Filing Desk, Stop 1-4

                                          Re: Magnavision Corporation
                                              Commission File No. 33-9030



Dear Commissioner:

         We were previously the independent certified public accountants for Magnavision Corporation from March 31, 1993 to November 22, 1995. On November 22, 1995, we were dismissed as principal accountants of Magnavision Corporation. We have read Magnavision Corporation's statements included under Item 9 of its Form 10-K dated June 28, 1996, and we agree with such statements.





                                   Very truly yours,




                                   Lawson, Rescinio, Schibell & Assoc., P.C.



Oakhurst, New Jersey
June 28, 1996